SEVERANCE AGREEMENT AND RELEASE

     THIS SEVERANCE AGREEMENT and RELEASE  ("Agreement") is entered into between
K. Douglas Ralph ("the Executive") and Foamex International Inc., Foamex L.P., and all other affiliates and subsidiaries of Foamex International Inc.
(collectively "Foamex"). The Executive and Foamex are entering into this Agreement because the Executive's employment with Foamex is terminating and the parties (a) wish to define the terms of the Executive's separation from employment, and (b) wish to amicably resolve any and all claims and disputes which have been (or could have been) asserted by the Executive against Foamex. This Agreement supercedes any previous Agreements between the parties.

Specific Terms and Conditions:

     1 Termination of Employment. The Executive's last day of work shall be May 12, 2006 (the "Separation Date").

     2 Severance Payment. The Executive will receive a total of three hundred fifty thousand dollars ($350,000) the equivalent of 52 weeks of wages at the Executive's annual rate of pay, less applicable taxes and withholdings to be paid in accordance with the normal Foamex salaried payroll calendar beginning on the Separation Date as part of the consideration for this Agreement.

        2.1 During the period of bankruptcy, the payments in Section 2 hereof shall be characterized and allowed as administrative expense claims entitled to priority of payment pursuant to Section 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code.

     3 Supplemental Benefits. Subject to the provisions of paragraph 3.1 below for a twelve (12) month period beginning on the Separation Date, the Executive also will receive continued medical benefits consistent with medical benefit plans available to salaried employees during the period in question (the "Medical Benefits"), at a participation level consistent with the Executive's election prior to termination. In addition the Executive will have the right to continue participating in the participant funded dental and vision coverage consistent with the Executive's pre-termination election. The Executive will be required only to make the normal employee contribution to medical benefits on a monthly basis during this period. Thereafter, the Executive may continue Medical Benefits, dental and vision benefits for a period of eighteen (18) months at his sole expense in accordance with the Company's then applicable COBRA rates for the Executive's elected coverage. Nothing in this Section shall be construed to require Foamex to maintain the current form of Medical Benefits or any plan or program whatsoever.

        3.1 In the event the Executive becomes eligible for comparable Medical Benefits to those provided during any time period in which he is eligible to participate in Foamex Medical Benefits as set forth above the Executive shall:
i) promptly notify Foamex of the date of such eligibility, ii) immediately enroll for such benefits, and iii) upon achieving eligibility for such benefits terminate any participation in Foamex Medical Benefits and forego any future rights to participate in these Medical Benefits or the associated voluntary programs.

     4 Payment in Lieu of Vacation. On the first regular payroll date following the Separation Date, the Executive will receive payment for two weeks of accrued but unused vacation at his base rate of pay less applicable taxes and withholdings.

     5 Bonus Payment. On the effective date of Foamex's plan of reorganization but not later than seven (7) days after such date, and in accordance with the Key Employee Retention Program (the "Program") as approved by the bankruptcy court, the Executive shall receive the amount of one hundred nine thousand, three hundred seventy five dollars ($109,375) less applicable withholdings as the total amount due and owing in accordance with the Program

     6 Placement Services. The Company will provide the Executive with certain professional transitional services with Right Management Consultants or other permitted professionals. The Executive may choose to commence outplacement services within six (6) months from the Separation Date. Executive and Foamex agree that the maximum value of the aforementioned professional transitional services is equal to $9,500. Foamex agrees to reimburse such expenses up to this amount and Executive agrees to provide appropriate documentation for the expenses incurred.

     7 Non-Competition. For a period of one year beginning on the Separation Date the Executive shall not for any reason, either directly or indirectly, participate, engage, or have a financial interest in a "Competing Business" as an owner, employee, agent, consultant, proprietor, shareholder, partner, advisor, member of a Board of Directors, or otherwise; in the states (and/or commonwealth) where Foamex operates or has an existing customer base. For purposes of this Agreement, a "Competing Business" is defined as any individual, corporation, partnership, entity, and/ or other form of business which manufactures, sells and/or otherwise distributes products identical or similar to those manufactured, sold and/or otherwise distributed by Foamex during the Executive's tenure with Foamex.

     8 No Solicitation. For a period of one year beginning on the Separation Date the Executive agrees that he will not directly or indirectly solicit or encourage Foamex employees to terminate their employment with Foamex. During this period the Executive also agrees that he will not interfere in any way with Foamex's business relationships with its customers, suppliers, vendors, representatives, agents and/or employees.

     9 Acknowledgment of Non-Competition and No Solicitation Provisions. The Executive expressly acknowledges and agrees that (a) he understands the scope and meaning of the restrictions set forth in sections 7 and 8 of this Agreement,
(b) agrees that they are necessary and reasonable to protect Foamex's legitimate interests, (c) agrees that he has been compensated though this Agreement for agreeing to these restrictions, (d) agrees that these restrictions will not prevent him from engaging in gainful and meaningful employment during their one year terms. Failure to comply with any term set forth in sections 7 and/or 8 of this Agreement will result in the Executive's forfeiture of the severance and bonus payment under Sections 2 and 5 of this agreement, but shall not relieve the Executive of his obligations under this Agreement.

     10 Confidential Corporate Information. The Executive will maintain the confidentiality of Foamex's Confidential Corporate Information. "Confidential Corporate

Information" as used in this Agreement means: (i) confidential, proprietary, commercially-sensitive, or otherwise secret information, knowledge, data analyses, or reports concerning the Company's businesses, legal affairs, products, services, methods, customers, customer-related information, budgets, finance, financial reports and financial projections, data and programs, computer software and management information systems, marketing strategies and forecasts, personnel, prices, costs, business plans, purchasing, research and development, data processing, engineering, inventions, improvements, discoveries, innovations, and ideas, whether potentially subject to Foamex's chapter 11 cases and the transactions contemplated in connection therewith, a patent or not; (ii) nonpublic information about mergers, acquisitions, securities offerings, or other transactions involving Foamex; (iii) information bearing the legend or conspicuously marked as "Confidential" or "Proprietary," or language of like import; and (iv) all other information that a reasonable employee would regard as confidential, proprietary, commercially-sensitive or secret. Confidential Corporate Information also includes such information for subsidiaries or other affiliates of Foamex. Confidential Corporate Information may be in a tangible or intangible form, and communicated visually, orally, in writing, or electronically. Confidential Corporate Information does not include information that is, or becomes, available to the public generally.

     11 General Release. In consideration for the severance and bonus to be paid by Foamex as set forth above, and other good and valuable consideration set forth herein, the Executive hereby releases Foamex, its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, and from any claims of any nature whatsoever, except for vested pension benefits under Employment Retirement Income Security Act ("ERISA"), known or unknown, which the Executive now has, claims to have, own, hold or which the Executive at any time heretofore had, held, or claims to have, including without limitation, claims for: wrongful discharge; breach of the covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; breach of contract or implied contract; negligence; misrepresentation; fraud; detrimental reliance; promissory estoppel; defamation; invasion of privacy; sexual harassment; breach of laws governing safety in the workplace; discrimination on the basis of sex, race, color, religion, age, national origin, status as a handicapped or disabled person or status as a non-citizen; any and all claims under the Age Discrimination in Employment Act ("ADEA"); any and all claims under Title VII of the Civil Rights Act of 1964; any and all claims under the Americans with Disabilities Act; any and all claims under state or local laws which prohibit improper discrimination; and any and all claims for benefits under the ERISA, except for all claims for vested pension benefits under ERISA.

     12 No Right to Re-employment. The Executive hereby agrees and recognizes that his employment relationship with Foamex or its affiliates is being permanently and irrevocably severed and that Foamex has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

     13 Cooperative Conduct. The Executive hereby agrees as part of the consideration for Foamex's payments hereunder to cooperate with reasonable requests by Foamex, in good faith and in a continuing manner. The Company shall reasonably reimburse and compensate Executive for assistance provided the Company which requires a substantial amount of Executive's time.

     14 Additional  Covenants  and   Acknowledgments.   The   Executive  further
understands and agrees:

               a) that by signing this Agreement he is voluntarily making a full and final compromise and settlement of any and all claims, disputed or otherwise, arising out of his employment relationship with Foamex including claims under the Age Discrimination in Employment Act (ADEA) which he may have, and that this Agreement will preclude any further or additional claims arising out of said relationship, but will not preclude any claims which might arise after the Agreement is executed;

               b) that, in accordance with the federal law, the Executive has twenty-one (21) calendar days from the date this Agreement is received by him to consider and accept the Agreement by signing and returning it to Foamex, and if so accepted, another seven (7) calendar days to revoke that acceptance should he change his mind;

               c) that the Executive has the right to consult any attorney prior to signing this Agreement and has been encouraged to do so by Foamex;

               d) that Foamex and the Executive have agreed that the terms of the Agreement are and shall remain confidential, except that the parties may disclose the terms of this Agreement to legal counsel and tax advisors. In addition, Foamex may disclose the terms of this Agreement to i) any party in interest in the chapter 11 cases that demands a copy of this agreement, ii) those individuals whose services are required to authorize, implement, or enforce the terms of this Agreement or iii) as required by law. It is understood and agreed by the Executive and Foamex, that those to whom disclosure may be made under this provision, also must keep the terms of this Agreement confidential;

               e) that the Executive acknowledges that this Agreement is contractual and not a mere recital; and agrees that this Agreement shall be given full force and effect and that it shall be binding upon the Executive's heirs, executors, successors, administrators and assigns.

     15 Rights Transferable to Executive's Estate. If the Executive should die during the term of this Agreement, the remaining unpaid portion of his severance and bonus payment (if any), and his vested and unvested stock options will be transferred and assignable to his estate, to the extent permissible by law and the terms of the plan.

     16 Parties Covered by Agreement. The provisions of this Agreement shall inure to the benefit of Foamex, its successors and assigns, and shall be binding upon Foamex and the

Executive, and his heirs, personal representatives, and successors, including, without limitation, the Executive's estate and executors, administrators, or trustees of such estate.

     17 Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision of this Agreement, which shall remain in full force and effect. In the event that any provision of this Agreement (or part thereof) is determined to be invalid or unenforceable for any reason, that provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.

     18 Application of Agreement. Upon execution of this Agreement, the Executive's employment with Foamex and termination thereof shall be governed exclusively by this Severance Agreement and Release, and this Agreement shall supersede any and all previously existing agreements and understandings between the parties.

     19 Period for Acceptance of Agreement. The terms of this Agreement shall remain open for acceptance by the Executive at any time before and including twenty-one (21) calendar days from the date this Agreement is received by the Executive. Should the Executive decline to execute this Agreement it is understood that the terms contained and offered herein are withdrawn without prejudice to the rights of Foamex.

     20 Applicable Law. The Agreement shall be construed and enforced under and in accordance with the laws of the Commonwealth of Pennsylvania.

     21 Non-Disparagement. The parties n agree to not make or publish any statement (orally or in writing) which would libel, slander or disparage or expose to hatred contempt or ridicule, each other. It will not be a violation of this Section for either party to make truthful statements under oath or required by law.

     22 Executive's Stock Options. Consistent with the Foamex International Inc. 2002 Stock Award Plan the Executive shall be allowed to retain the right to exercise all vested stock options in effect as of the Separation Date for a period of ninety (90) days from the Separation Date.






             (The Balance of this Page is Intentionally Left Blank)

     The Executive represents and certifies that he has carefully read and fully understands all of the provisions of this Agreement and that he is signing this Agreement voluntarily, of his own free will and without duress; and that Foamex, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Agreement other than contained herein.

     IN WITNESS THEREOF, the Executive has duly executed this Release and Agreement on this day of _________, 2006.

/s/ K. Douglas Ralph                         May 15, 2006
----------------------------------           ----------------------------
Executive                                    Date

/s/ Gregory J. Christian                     May 19, 2006
----------------------------------           ----------------------------
For Foamex International Inc.                Date
Foamex L.P., Foamex Carpet Cushion and Subsidiaries


WITNESS:  /s/ Kathleen A. Jacobs
          -------------------------------

     Tendered this 19th day of May         , 2006, to
                   ----        ------------    --     -------------------------
By                                , Title
    ------------------------------        --------------------------------